UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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⌧	Definitive Proxy Statement
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◻	Soliciting Material under §240.14a-12

ESQUIRE FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all the boxes that apply):
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◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Esquire Financial Holdings, Inc.

100 Jericho Quadrangle, Suite 100

Jericho, New York 11753

(516) 535-2002

April 14, 2023

Dear Stockholder:

The Annual Meeting of Stockholders of Esquire Financial Holdings, Inc. will be held at the executive offices of Esquire Financial Holdings, Inc., located at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753, on May 25, 2023, at 10:00 a.m., local time. If you choose not to attend the Annual Meeting in person, stockholders can call into the following number to listen to the meeting live: 888-440-5584, conference code: 7860567.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Esquire Financial Holdings, Inc.

The business to be conducted at the Annual Meeting consists of (i) the election of three directors, (ii) the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023, (iii) an advisory vote on executive compensation (“Say-on-Pay”), and (iv) an advisory vote on the frequency of future “Say-on-Pay” advisory votes. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Esquire Financial Holdings, Inc. and its stockholders, the Board of Directors unanimously recommends a vote “FOR” the election of the nominated directors; FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023, “FOR” an advisory vote approving the “Say-on-Pay” executive compensation resolution, and “FOR” an advisory vote authorizing that future “Say-on-Pay” advisory votes be conducted every year.

It is important that your shares be represented at the Annual Meeting. Please take a moment now to cast your vote via the Internet as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. You may revoke your proxy at any time prior to its exercise.

On behalf of the Board of Directors, we urge you to vote your proxy as soon as possible which will assure that your vote is counted. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely, Andrew C. Sagliocca Chief Executive Officer and President

Esquire Financial Holdings, Inc.

100 Jericho Quadrangle, Suite 100

Jericho, New York 11753

(516) 535-2002

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2023

Notice is hereby given that the Annual Meeting of Stockholders of Esquire Financial Holdings, Inc. will be held at the executive offices of Esquire Financial Holdings, Inc., located at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753 on May 25, 2023, at 10:00 a.m., local time.

A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of three directors;
2.	the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023;
3.	an advisory vote on executive compensation (“Say-on-Pay”);
4.	an advisory vote on the frequency of future “Say-on-Pay” votes (“Say-on-Pay Frequency”); and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2023 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER IS REQUESTED TO VOTE THEIR PROXY WITHOUT DELAY. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF ESQUIRE FINANCIAL HOLDINGS, INC. A WRITTEN REVOCATION OR A PROXY BEARING A LATER DATE, BY INTERNET OR BY MAIL. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors
Eric S. Bader Corporate Secretary

Jericho, New York

April 14, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2023

The Notice, Proxy Statement, Proxy Card and 2022 Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/21569.

PROXY STATEMENT

Esquire Financial Holdings, Inc.

100 Jericho Quadrangle, Suite 100

Jericho, New York 11753

(516) 535-2002

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Esquire Financial Holdings, Inc. (“Esquire Financial” or the “Company”) to be used at the Annual Meeting of Stockholders, which will be held at the executive offices of Esquire Financial Holdings, Inc., located at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753 on May 25, 2023, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 14, 2023. If you choose not to attend the Annual Meeting in person, stockholders can call into the following number to listen to the meeting live: 888-440-5584, conference code: 7860567.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Esquire Financial will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the three director nominees named in this Proxy Statement, “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023, FOR” an advisory vote approving the “Say-on-Pay” executive compensation resolution, and “FOR” an advisory vote authorizing that future “Say-on-Pay” advisory votes be conducted every year.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Esquire Financial at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753, delivering a later-dated proxy by internet, by mail or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Corporate Secretary of Esquire Financial prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Holders of record of Esquire Financial common stock, par value $0.01 per share, as of the close of business on March 31, 2023 are entitled to one vote for each share then held. As of March 31, 2023, there were 8,190,758 shares of common stock issued and outstanding and entitled to vote.

Stock Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of 5% of the shares of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of March 31, 2023, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding
Directors, Executive Officers and Named Executive Officers
Anthony Coelho	112,641	(2)	1.4%
Todd Deutsch	73,266	(3)	*
Marc Grossman	33,015	(4)	*
Russ M. Herman	76,812	(5)	*
Joseph Melohn	169,643	(6)	2.1%
Robert J. Mitzman	144,243	(7)	1.8%
Richard T. Powers	62,528	(8)	*
Kevin C. Waterhouse	145,666	(9)	1.8%
Selig A. Zises	302,384	(10)	3.7%
Andrew C. Sagliocca	311,799	(11)	3.8%
Eric S. Bader	152,841	(12)	1.9%
Ari P. Kornhaber	139,291	(13)	1.7%
Michael Lacapria	19,999	(14)	*
All directors and current executive officers as a group (13 persons)	1,744,128	(15)	20.4%

5% Beneficial Stockholders
Wasatch Advisors Inc. 505 Wakara Way, 3rd Floor Salt Lake City, Utah 84108	791,337	(16)	9.7%
Basswood Capital Management LLC 645 Madison Avenue 10th Floor New York, New York 10022	643,488	(17)	7.9%

*	Less than 1%
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared or sole voting or investment power with respect to such security or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. No shares of common stock are pledged as collateral by a director or executive officer.
(2)	Includes 21,334 unvested shares of restricted stock and presently exercisable options to purchase 42,231 shares of the Company’s common stock.
(3)	Includes 6,518 unvested shares of restricted stock and presently exercisable options to purchase 21,916 shares of the Company’s common stock.
(4)	Includes 1,667 unvested shares of restricted stock and presently exercisable options to purchase 10,916 shares of the Company’s common stock.
(5)	Includes 1,834 unvested shares of restricted stock and presently exercisable options to purchase 7,416 shares of the Company’s common stock.
(6)	Includes 1,000 unvested shares of restricted stock of the Company’s common stock.
(7)	Includes 8,918 unvested shares of restricted stock and presently exercisable options to purchase 42,231 shares of the Company’s common stock.
(8)	Includes 6,750 unvested shares of restricted stock and presently exercisable options to purchase 4,278 shares of the Company’s common stock.
(9)	Includes 2,750 unvested shares of restricted stock and presently exercisable options to purchase 7,916 shares of the Company’s common stock.
(10)	Includes 6,750 unvested shares of restricted stock and presently exercisable options to purchase 3,000 shares of the Company’s common stock.
(11)	Includes 146,950 unvested shares of restricted stock and presently exercisable options to purchase 94,927 shares of the Company’s common stock.
(12)	Includes 73,475 unvested shares of restricted stock and presently exercisable options to purchase 53,460 shares of the Company’s common stock.
(13)	Includes 73,475 unvested shares of restricted stock and presently exercisable options to purchase 55,517 shares of the Company’s common stock.
(14)	Includes 8,500 unvested shares of restricted stock and presently exercisable options to purchase 3,999 shares of the Company’s common stock.
(15)	Includes presently exercisable options and options exercisable within 60 days to purchase 347,807 shares of the Company’s common stock.
(16)	Based on a Schedule 13G filed on February 10, 2023.
(17)	Based on a Schedule 13G filed on February 10, 2023.

Quorum and Vote Required

The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “WITHHELD.” The ratification of the appointment of Crowe LLP as independent registered public accountants and the approval of the “Say-on-Pay” vote, are determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” The selection for the Say-on-Pay Frequency that receives the most votes cast will be considered the preference of the stockholders, without regard to broker non-votes or proxies marked “ABSTAIN.”

In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of ten members. Directors Russ M. Herman and Marc Grossman, who are currently serving as directors and who have served as members of the Board since 2007 and 2013, respectively, will discontinue service on the Board upon the expiration of their terms at the Annual Meeting. Following the Annual Meeting the size of the Board will be decreased to eight and Directors Herman and Grossman will become co-chairman of the Company’s Advisory Marketing Committee.

Our bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting to serve for a three-year period until their respective successors shall have been elected. The Board of Directors has nominated the following persons to serve as directors for three-year terms: Robert J. Mitzman, Kevin C. Waterhouse and Joseph Melohn. All nominees are currently directors of Esquire Financial and Esquire Bank.

The Board of Directors recommends a vote “FOR” the election of the nominees.

The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors whose term of office will continue following the Annual Meeting, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

				Current
	Position(s) Held		Director	Term
Name	With Esquire Financial	Age (1)	Since (2)	Expires
NOMINEES

Joseph Melohn	Director	36	2022	2023
Robert J. Mitzman	Director	68	2007	2023
Kevin C. Waterhouse	Director	55	2006	2023

CONTINUING DIRECTORS

Anthony Coelho	Chairman	80	2010	2024
Richard T. Powers	Director	75	2006	2024
Andrew C. Sagliocca	Chief Executive Officer, President and Director	55	2008	2024
Todd Deutsch	Director	50	2015	2025
Selig Zises	Director	81	2009	2025

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Eric S. Bader	Executive Vice President, Chief Operating Officer and Corporate Secretary	46	N/A	N/A
Ari P. Kornhaber	Executive Vice President, Head of Corporate Development	51	N/A	N/A
Michael Lacapria	Senior Vice President, Chief Financial Officer	45	N/A	N/A

(1)	As of April 1, 2023.
(2)	Includes service with Esquire Bank and Esquire Financial.

The biographies of each of the nominees, continuing board members who will constitute the Board following the Annual Meeting and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director. Each director of Esquire Financial is also a director of Esquire Bank.

Directors

Anthony Coelho, Chairman. Mr. Coelho has served as Chair of the Advisory Board for Bender Consulting Services since 2002 and was Chair and a Board Member for the American Association of People with Disabilities and the Lead Independent Director of Service Corporation International. Mr. Coelho was a prominent member of the U.S. House of Representatives from 1978 – 1989. While a member of the House of Representatives, he authored the Americans with Disabilities Act, widely recognized as one of the most important pieces of civil rights legislation in the last 40 years. Mr. Coelho’s former and current business affiliations include service on a number of corporate boards and as CEO of Wertheim Schroder Investment Services. Mr. Coelho has been a member of the Esquire Bank board of directors since 2010 and has been Chairman of the Board of Directors since August 2018. Mr. Coelho provides the Board with valuable perspective on general business oversight, as well as potential strategic initiatives.

Todd Deutsch, Director. Mr. Deutsch is a private investor and entrepreneur. Since 2012, Mr. Deutsch has managed his family office. From 2009 to 2012, Mr. Deutsch was the Portfolio Manager/Principal at Bascom Hill Partners, a wealth management services company. Prior to running his family office and Bascom Hill Partners, Mr. Deutsch spent twenty years as a trader with Goldman Sachs and various hedge funds. Mr. Deutsch has been a member of the Esquire Bank board of directors since 2015. Mr. Deutsch provides the Board with extensive financial and business experience as well as valuable insight into managing and overseeing a business.

Joseph Melohn, Director. Mr. Melohn is a private investor and entrepreneur. Since 2006, Mr. Melohn has served as the President of The Expansion Group Inc., and Expansion VC a venture capital firm focused on early and growth stage companies. His responsibilities include managing and supervising a real estate portfolio and all family office investments. Mr. Melohn has invested in technology, energy, and consumer marketplace companies, as well as having worked with many funds in the asset-based lending sector. Mr. Melohn has been a member of the Esquire Bank board of directors since 2022. Mr. Melohn provides the Board with extensive financial and business experience as well as valuable insight into the technology and banking industry.

Robert J. Mitzman, Director. Mr. Mitzman is founder and a board member of the Quick Group of Companies since 1981, having amassed more than 35 years of experience in the worldwide specialized courier industry. Mr. Mitzman was also the former Chief Executive Officer and Chairman of the Quick Group of Companies. The Quick Group of Companies serves as a provider of worldwide-mission-critical logistics and transportation solutions. Mr. Mitzman previously served on the Board of Directors for Perfumania Holdings. Mr. Mitzman has been a member of the Esquire Bank board of directors since 2007 and provides the Board with extensive executive experience as a Chief Executive Officer, including leading an organization with global operations, experience in human resources and growing a business.

Richard T. Powers, Director. Mr. Powers served as Esquire Bank’s President and Chief Executive Officer from Esquire Bank’s pre-opening organizational stage in 2005 through 2008. Prior to joining Esquire Bank, Mr. Powers was President, U.S. Direct Services for Fiserv CBS. Mr. Powers has over 40 years of experience in all areas of the financial services industry, both banking and brokerage. He has served as President and Chief Operating Officer of Waterhouse National Bank and Executive Vice President and Chief Operations Officer of North Fork Bank, among other banking positions. Since 2009, Mr. Powers has been the owner of RT Powers & Associates, a banking and financial services consultant firm and he is recognized as an expert witness for banking technology patent infringement. Mr. Powers is a founding organizer of Esquire Bank. Mr. Powers provides the Board with important experience and insight into the financial services industry.

Andrew C. Sagliocca, Chief Executive Officer, President and Director. Mr. Sagliocca has served as President and Chief Executive Officer of Esquire Bank since January 2009 and its financial holding company since inception. Prior to this, Mr. Sagliocca served as Esquire’s Chief Financial Officer when he joined in February 2007. Prior to joining Esquire, Mr. Sagliocca was a senior financial officer for 13 years at North Fork Bank and was formerly a manager in KPMG LLP’s Financial Services Group, specializing in financial institutions. Mr. Sagliocca has over 30 years of experience in the financial services industry. Mr. Sagliocca’s extensive experience in financial services provides the Board with a unique perspective on Esquire Bank’s business and strategic direction.

Kevin Waterhouse, Director. Mr. Waterhouse is Vice President and Investment Advisor of L.M. Waterhouse & Company, a Valhalla, New York-based registered investment advisory firm. Mr. Waterhouse has worked at L.M. Waterhouse since 2002. Mr. Waterhouse previously served as First Vice President of Operations & Product Development of Waterhouse National Bank. Mr. Waterhouse is a founding organizer of Esquire Bank. Mr. Waterhouse provides the Board with a valuable perspective on general business oversight as well as on potential strategic initiatives.

Selig A. Zises, Director. Mr. Zises is a retired investor. Mr. Zises was the founder and CEO of Integrated Resources, a financial services company, from 1969 to 1988. Mr. Zises is a founding organizer of Esquire Bank. Mr. Zises’ extensive experience in the financial services industry provides the Board with an important perspective on the Bank’s business and strategic direction.

Executive Officers Who Are Not Directors

Eric S. Bader, Executive Vice President, Chief Operating Officer and Corporate Secretary. Mr. Bader was named Executive Vice President, Chief Operating Officer and Corporate Secretary, of the Company effective December 2018. Mr. Bader served as the Chief Financial Officer from January 2009 to December 2018 and as the Treasurer in 2008. Prior to joining the Company, Mr. Bader held the position of Vice President at Goldman Sachs and served as a Vice President and Investment Officer at North Fork Bank. Mr. Bader has over 20 years of experience in the financial services industry.

Ari P. Kornhaber, Executive Vice President, Head of Corporate Development. Mr. Kornhaber was named Executive Vice President and Head of Corporate Development effective October 2020. Previously, he served as Executive Vice President and Director of Sales from 2013 to 2020. Mr. Kornhaber is a former trial lawyer who represented plaintiffs in personal injury, medical malpractice and mass tort litigations. Subsequently, Mr. Kornhaber was a Founder and Senior Officer at a family of financial service companies that provided litigation financing to lawyers, law firms and their clients.

Michael Lacapria, Senior Vice President and Chief Financial Officer. Mr. Lacapria has served as Senior Vice President and Chief Financial Officer of the Company and Esquire Bank since December 2018. From October 2016 through December 2018, Mr. Lacapria served as the Chief Financial Officer of Deutsche Bank Trust Corporation and the regional finance director for Deutsche Bank’s U.S. operations. From 2014 to 2016, Mr. Lacapria served as a Director in Cantor Fitzgerald’s real estate lending and investment management platforms. From 2000 to 2014, Mr. Lacapria was a member of the KPMG LLP New York financial services audit practice focused on investment and commercial banking. Mr. Lacapria has over 20 years of experience in the financial services industry.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Mr. Sagliocca, is an independent director, as defined under the Nasdaq listing rules. Mr. Sagliocca is not independent because he is an executive officer of Esquire Financial.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Anthony Coelho, who is a non-executive director.  Andrew C. Sagliocca, our Chief Executive Officer and President, is a member of our Board of Directors.  We intend to continue to separate the Chairman and Chief Executive Officer positions.  We believe that our leadership structure, in which the roles of Chairman and CEO are separate, together with experienced and engaged independent directors and independent key committees, will be effective and is the optimal structure for our Company and our stockholders at this time.

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within the Company as well as through internal and external audits. Risks relating to the direct operations of Esquire Bank are further overseen by the Board of Directors of Esquire Bank, who are the same individuals who serve on the Board of Directors of Esquire Financial. The Board of Directors of Esquire Bank also has additional committees that conduct risk oversight separate from Esquire Financial. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2022, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports with the Securities and Exchange Commission on a timely basis.

Anti-Hedging Policy

The Company’s Insider Trading Policy includes an anti-hedging policy, which prohibits directors, officers and other employees from engaging in or effecting any transaction designed to hedge or offset declines in the market value of the Company’s securities. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an officer, director or other employee is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.

Code of Ethics

Esquire Financial has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. We have posted this Code of Ethics on our Internet website at www.esquirebank.com under the “Investor Relations” tab. Amendments to and waivers from the Code of Ethics will also be disclosed on Esquire’s website.

Attendance at Annual Meetings of Stockholders

Esquire Financial does not have a written policy regarding director attendance at the annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Nine directors attended the Annual Meeting of Stockholders on May 26, 2022.

Communications with the Board of Directors

Any stockholder who wishes to communicate with our Board of Directors or an individual director may do so by writing to: Esquire Financial Holdings, Inc., 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753, Attention: Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

The business of Esquire Financial is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing rules of the NASDAQ Stock Market) regularly meet in executive sessions. The standing committees of the Board of Directors of Esquire Financial are the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee.

The Board of Directors held ten meetings during the year ended December 31, 2022. No member of the Board of Directors of Esquire Financial or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Powers (Chairman), Coelho, and Waterhouse, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing rules. The Audit Committee also serves as the audit committee of the board of directors of Esquire Bank. The Board of Directors has determined that Director Powers qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.esquirebank.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Esquire Financial and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee of Esquire Financial met nine times during the year ended December 31, 2022.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is comprised of Directors Waterhouse (Chairman), Coelho, and Mitzman, each of whom is independent in accordance with Nasdaq listing rules. The Corporate Governance and Nominating Committee also serves as the nominating committee of the board of directors of Esquire Bank. The Corporate Governance and Nominating Committee operates under a written charter which is available on our website at www.esquirebank.com. The Corporate Governance and Nominating Committee of Esquire Financial met four times during the year ended December 31, 2022. Except for Mr. Melohn, who was appointed to the Board in August 2022, each of the nominees for election by the stockholders at the Annual Meeting that were approved by the Corporate Governance and Nominating Committee are directors standing for re-election. Mr. Melohn became known to the Board as a long-term investor in the Company’s stock with extensive financial and business experience, as well as valuable insight into the technology and banking industry.

As noted in the Corporate Governance and Nominating Committee Charter, the purpose of the committee is to assist the Board in identifying individuals to become Board members, determine the size and composition of the Board and its committees, monitor Board effectiveness and implement Corporate Governance Guidelines.

The Committee identifies nominees for the Board by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. The Board would seek to identify a candidate who at a minimum satisfies the following criteria:

●	Has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;
●	Has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
●	Is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;

●	Is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and
●	Has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Corporate Governance and Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” as defined in the Nasdaq listing rules, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.

Commitment to Diversity. The Company’s goal is to have a Board of Directors whose members have diverse professional backgrounds and have demonstrated professional achievement with the highest personal and professional ethics and integrity and whose values are compatible with those of Esquire Financial. Important factors considered in the selection of nominees for director include experience in positions that develop good business judgment, that demonstrate a high degree of responsibility and independence, and that show the individual’s ability to commit adequate time and effort to serve as a director. Currently, we have one director who identifies as LGBTQ+. As of the 2022 Annual Meeting of Stockholders, the Board of Directors included a female director, who passed away in 2022. The Board is committed to using its best efforts to return to a gender diverse board by the annual meeting of stockholders to be held in 2024.

The Corporate Governance and Nominating Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753. In order for the Corporate Governance and Nominating Committee to consider a candidate suggested by a stockholder, the Secretary must receive a submission not less than 90 days prior to the anniversary of the prior year’s annual meeting. The submission must include the following:

●	the name and address of the candidate, and the number of shares of Esquire Financial common stock that are owned by the candidate (and appropriate evidence if the candidate is not a holder of record);
●	the personal history, business background and experience of the nominee, including his or her material business activities and affiliations during the past five years from the date of nomination;
●	a description of any material pending legal or administrative proceedings in which the nominee is a party and any criminal indictment or conviction of such nominee by a State or Federal court;
●	a statement of the assets and liabilities of the nominee as of the end of the fiscal year for each of the five fiscal years immediately preceding the date of the nomination, as of a date not more than 90 days prior to the date of his or her nomination;
●	a notarized certification from the nominee indicating whether the nominee has been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past or ongoing indictments, formal investigations, examinations, or administrative proceeding (excluding routine or customary audits, inspections and investigations) issued by any federal or state court, any department, agency, or commission of the United States Government, any state or municipality, any self-regulatory trade or professional organization or any foreign government or governmental agency, which involve: (a) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust; (b) violation of securities or commodities laws or regulations; (c) violation of depository institution laws or regulations; (d) violation of housing authority laws or regulations; (e) violation of the rules, regulations, codes of professional conduct or ethics of a self-regulatory trade or professional organization; and (f) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian;
●	such other information regarding the candidate as would be required to be included in Esquire Financial’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;
●	the candidate’s written consent to serve as a director; and
●	a description of all arrangements or understandings between such stockholder and the nominee.

Submissions that are received and that satisfy the above requirements are forwarded to the Corporate Governance and Nominating Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers. A nomination submitted by a stockholder for presentation at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at an Annual Meeting.”

Compensation Committee. The Compensation Committee is comprised of Directors Mitzman (Chairman), Coelho and Deutsch, each of whom is independent in accordance with applicable Nasdaq listing rules. No member of the Compensation Committee is a current or former officer or employee of Esquire Financial or Esquire Bank. The Compensation Committee also serves as the compensation committee of the board of directors of Esquire Bank. The Compensation Committee of Esquire Financial met four times during the year ended December 31, 2022.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing the compensation of the Chief Executive Officer and the other named executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee also oversees and administers stock-based incentive and compensation plans. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

The Compensation Committee operates under a written charter which is available on our Internet website at www.esquirebank.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

●	to attract, retain and motivate an experienced, competent executive management team;
●	to reward the executive management team for the enhancement of stockholder value based on our annual performance and the market price of our stock;
●	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;
●	to encourage ownership of our common stock through stock-based compensation to all levels of management; and
●	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee retains responsibility for all compensation determinations as to executive officers. The Compensation Committee may utilize information and benchmarks from an independent compensation consulting firm, and from other sources, to determine how executive compensation levels compare to those companies within the industry. The Compensation Committee may review published data for companies of similar size, location, financial characteristics and stage of development among other factors. Additionally, the Compensation Committee has the responsibility, authority and oversight as to employee compensation in general and as needed.

In designing the compensation program for Esquire Financial, the Committee takes into consideration methods to avoid encouraging the taking of excessive risk by executive management or by any other employees. The Committee assessed risks posed by the incentive compensation paid to executive management and other employees and determined that Esquire Financials’ compensation policies, practices and programs do not pose risks that are reasonably likely to have a material adverse effect on Esquire Financial.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

●	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2022;
●	Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
●	Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The Audit Committee

Richard T. Powers (Chairman)

Anthony Coelho

Kevin C. Waterhouse

Executive Officer Compensation

For 2022, the Compensation Committee engaged FW Cook as an independent compensation consultant to assist in its evaluation of the Company’s executive compensation program and provide an annual competitive evaluation of the total compensation of the NEOs. FW Cook reports directly to the Compensation Committee and does not perform any other services to the Company. FW Cook provided the Compensation Committee with executive compensation benchmarking trends and external developments, and also provided input on the Company’s and Esquire Bank’s overall compensation program and monitored their short-term and long-term incentive plans for best practices and market competitiveness.

Before engaging a compensation consultant, the Compensation Committee considers the independence of the compensation consultant. The Compensation Committee concluded that FW Cook was independent and had no conflicts of interest with respect to its engagement.

Summary Compensation Table. The table below summarizes for the years ended December 31, 2022 and 2021 the total compensation paid to or earned by our Chief Executive Officer (“CEO”) and President and our two other most highly compensated officers. Each individual listed in the table below is referred to as a Named Executive Officer (“NEO”).

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($) (2)	Total ($)

Andrew C. Sagliocca	2022	$ 672,404	$ 750,000	$ 1,057,500	-	$ 54,081	$ 2,533,985
Director, President and Chief	2021	$ 625,048	$ 625,000	$ 945,168	-	$ 49,347	$ 2,244,563
Executive Officer

Eric S. Bader	2022	$ 550,000	$ 375,000	$ 528,750	-	$ 51,856	$ 1,505,606
Executive Vice President, Chief	2021	$ 500,037	$ 312,500	$ 472,584	-	$ 47,632	$ 1,332,753
Operating Officer and
Corporate Secretary

Ari P. Kornhaber	2022	$ 550,000	$ 375,000	$ 528,750	-	$ 51,929	$ 1,505,679
Executive Vice President, Head	2021	$ 500,037	$ 312,500	$ 472,584	-	$ 48,017	$ 1,333,138
of Corporate Development

(1)	These amounts represent restricted stock awards granted to the named executive officers in December 2022 and December 2021. The per share fair value under ASC Topic 718 of each share of restricted stock awarded was $42.30 and $31.04 on December 19, 2022 and December 9, 2021, respectively, the dates of grant.
(2)	The amounts in this column represent all other compensation not reported in prior columns in this table, including perquisites, the aggregate value of which exceeds $10,000. This column consists of medical, dental, vision disability, life, AD&D, car allowances or other benefits.

Compensation Policies and Procedures

Compensation Philosophy.  The Company’s ability to attract and retain talented employees and executives with skills and experience is essential to providing value to its stockholders.  The Company seeks to provide fair and competitive compensation to its employees by providing the type and amount of compensation consistent with our peers.  We also seek to drive performance through aligning our executives’ interest with stockholders with appropriate equity awards.

Compensation Best Practices.  Our compensation program is designed to retain and reward our NEOs by aligning their compensation with short-term and long-term performance.  Toward that end, we use the following compensation best practices:

●	Our cash-based bonus payments are tied to both financial and non-financial performance measures
●	Our perquisites and personal benefits are limited to those that support a documented business purpose;
●	We use appropriate peer groups when establishing compensation; and
●	We balance short and long-term incentives.

Compensation Program Elements.  The Compensation Committee, with the assistance of our consultants, when engaged, has incorporated the following elements into the compensation program to meet the documented compensation philosophy:

●	Cash based salary and employment benefits that are competitive with our peers;
●	Cash based bonuses, directly linking pay to both Company and individual performance;
●	An equity plan designed to align the executives’ interest with the Company’s stockholders in achieving long-term performance; and
●	Limited perquisites based on demonstrated business purpose.

While the Compensation Committee and the Board of Directors do not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and Executive Vice Presidents, and while they weigh a variety of different factors in their deliberations, both company-wide and individually-based performance objectives are used in determining the compensation of the Chief Executive Officer and Executive Vice Presidents.  Company-wide performance objectives emphasize earnings, profitability, asset quality, return on assets and return on equity, which are customarily used by similarly-situated financial institutions in measuring performance.  Individually-based performance objectives include non-quantitative factors considered by the Compensation Committee and the Board of Directors such as general management oversight of the Company, the productivity of employees and execution of Esquire Bank’s Strategic Plan.

Bonuses

During the budgeting process at the end of each year, the board of directors allocates a bonus pool for potential allocation to all employees, including the named executive officers, to be distributed at the end of the following year. At the end of the year, the Chief Executive Officer and President evaluates the performance of the senior officers, including the named executive officers (other than himself), and recommends bonus amounts to the Compensation Committee of the Board of Directors. The Compensation Committee determines the bonus amount awarded to the Chief Executive Officer and President and reviews and approves the bonuses awarded to the other named executive officers. As further described above, the cash-based bonus payments are tied to both Company and individual performance measures, including financial and non-financial performance measures.

Employment Agreements

The Company and Bank have jointly entered into an employment agreement with Andrew C. Sagliocca, our Chief Executive Officer and President, with an initial term of three years, and have also entered into employment agreements with Eric S. Bader, our Executive Vice President and Chief Operating Officer, and with Ari Kornhaber, our Executive Vice President and Head of Corporate Development, each with an initial term of two years. The agreements provide for daily automatic extensions, unless the executives’ are provided with written notice of the discontinuance of such automatic extensions, in which event the agreement shall expire at the end of 36 months (24 months with respect to Mr. Bader’s and Kornhaber’s agreement) following the date of the non-extension notice. Under the employment agreements, the 2023 base salary for Messrs. Sagliocca, Bader, and Kornhaber is $700,000, $575,000, and $575,000, respectively. The base salaries are reviewed at least annually and may be increased but not decreased. In addition to the base salary, each agreement provides that the executive will receive all benefits provided to full-time employees of the Company or Bank. Further, if equity awards are granted in any calendar year under any Company equity compensation plan, the employment agreements provide that the executives shall receive the following: Mr. Sagliocca shall receive an award equal to no less than the greater of  (i) 12.5% of the total number of such type of awards granted during such calendar year under such equity plans, or (ii) 50% of the total number of such type of awards granted during such calendar year to the Company’s Executive Chairman under all such plans; and Mr. Bader and Mr. Kornhaber shall each receive an award equal to no less than 50% of the total number of such awards granted to the Chief Executive Officer. Additionally, under the agreements, the executives will receive monthly automobile allowances and a life insurance policy in an amount equal to at least three (3) times, in the case of Mr. Sagliocca, and two (2) times, in the case of Messrs. Bader and Kornhaber, of the executive’s average (i) base salary and (ii) bonus payable under the bonus plan for the prior two full calendar years.

The agreements permit the Company or Bank to terminate the executive’s employment for cause (as defined in the agreement) at any time. In the event we choose to terminate an executive’s employment  for reasons other than for cause, his death or disability or his retirement (as defined in the agreement), or in the event of the executive’s resignation from the Company or Bank for “good reason” upon (a) failure to be reappointed to his current office, (b) a material change in his functions, duties or responsibilities,

(c) the relocation of the executive’s principal place of employment by more than 30 miles, (d) a determination not to renew the term of the agreement, or (e) a breach of the agreement by the Company or Bank, then in any such event, the executive, would be entitled to receive a cash severance payment. The cash severance payment would be an amount equal to (A) the greater of: (i) his base salary payable during the remaining term of the agreement or (ii) 100% of his base salary as of the termination date, plus (B) the dollar amount of his bonus paid to the executive for the most recently completed calendar year multiplied by the greater of  (i) the number of full and partial years in the remaining term of the agreement or (ii) one (1). In addition, each executive would be entitled to continue to receive for a period of eighteen (18) months (the “COBRA period”) continuing medical and dental insurance coverage provided to former employees of the Company or Bank at no cost to the executive. Each executive also will be entitled to a lump sum cash payment payable within 30 days following his termination equal to the sum of the estimated cost of medical and dental coverage from the last day of the COBRA period through the remaining term of the agreement plus the expense of converting his Company-paid life insurance to an individual life insurance policy.

In the event that after the occurrence of a change in control, one of the executive’s employment is (i) involuntarily terminated within 24 months (other than for Cause), (ii) terminated by him for good reason within 24 months, or (iii) terminated by him for any reason (other than good reason) within 12 months, then the Company or Bank will pay him a cash payment equal to 299% of his average annual compensation in the case of Mr. Sagliocca (200% in the case of Messrs. Bader and Kornhaber) over the five most recently completed calendar years. Such payment will be made to him within 30 days following his termination of employment. In addition, each executive will be entitled to the same continuation of health care coverage provided in the immediately preceding paragraph, as well as the cash lump sum payment to equal to the estimated cost of his and his family’s medical and dental coverage from the last day of the COBRA period through the remaining term of the agreement plus the expense of converting his Company-paid life insurance to an individual life insurance policy. If the payment and benefits payable to an executive following a change in control would result in an excess parachute and excise taxes payable by the executive, the Company and or Esquire Bank will promptly pay or reimburse the executive for such taxes, as well as any other federal, state or local taxes that result from the Company’s or Bank’s payment of such taxes.

In exchange for Esquire Bank’s and Company’s promises under the employment agreements, each executive agrees that in the event of his termination under the employment agreement, other than due to disability or a change in control, for a period of one year following such termination he will not compete with, or solicit employees or customers, suppliers vendors of the Company or Esquire Bank to terminate, reduce, limit or change their business relationship with the Company or Esquire Bank, and further will not disclose confidential information or disparage the Company or Bank.

Incentive Compensation Plans

2007 Stock Option Plan. At the May 23, 2007 Annual Meeting, the stockholders of Esquire Bank approved the Esquire Bank 2007 Stock Option Plan. Under this plan, directors and key principal officers of Esquire Bank, and other persons designated by the Compensation Committee were eligible to participate in the 2007 Stock Option Plan. The Esquire Bank 2007 Stock Option Plan has expired; however, as of April 1, 2023, 26,550 shares remain issuable pursuant to outstanding options previously awarded under the plan.

2011 Stock Compensation Plan. On May 26, 2011, the stockholders of the Company approved the 2011 Stock Compensation Plan. The 2011 Stock Compensation Plan authorizes the issuance of up to 404,607 shares of the Company’s common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock unit awards to officers, employees, directors and consultants of the Company and Esquire Bank. On August 26, 2015, the stockholders of the Company approved an amendment to the Company’s 2011 Stock Compensation Plan to authorize 350,000 additional shares for issuance under that plan. The 2011 Stock Compensation Plan has expired; however, as of April 1, 2023, 358,487 shares remain issuable pursuant to outstanding options previously awarded under the plan.

2017 Equity Incentive Plan. On November 8, 2017, the stockholders of the Company approved its 2017 Equity Incentive Plan. The 2017 Equity Incentive Plan authorizes the issuance of up to 300,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, to officers, employees, directors and service providers of the Company and Esquire Bank. No more than 200,000 shares may be granted as restricted stock awards and restricted stock units. As of April 1, 2023, options to purchase 82,750 shares of common stock have been granted (and are outstanding) to officers, directors and others, and 200,000 shares of restricted stock have been granted to directors and executive officers. No shares remain available for grant under the 2017 Equity Incentive Plan.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, death or termination for cause, then (i) any stock options will be exercisable only as to those awards that were immediately exercisable at the date of termination, and may be exercised only for a period of three months following termination, and (ii) any restricted stock awards and restricted stock units that have not vested as of the date of termination of service will expire and be forfeited.

In the event of termination for cause, all stock options granted that have not been exercised and all restricted stock awards and restricted stock units that have not vested will expire and be forfeited. Unless otherwise provided in an award agreement, upon termination of service due to death or disability or upon an involuntary termination of employment following a change in control, all stock options will be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and restricted stock awards and restricted stock units will become fully vested at the date of termination of service. Stock options may be exercised for a period of one year following such termination of service. Under the Internal Revenue Code, no stock option shall be eligible for treatment as an incentive stock option in the event such option is exercised more than one year following termination of service due to disability, and in order to obtain incentive stock option treatment by heirs or devisees of the stock option holder, the stock option holder’s death must have occurred while employed or within three months of termination of service.

2019 Equity Incentive Plan. On May 30, 2019, the stockholders of the Company approved its 2019 Equity Incentive Plan. The 2019 Equity Incentive Plan authorizes the issuance of up to 300,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, to officers, employees, directors and service providers of the Company and Esquire Bank. No more than 200,000 shares may be granted as restricted stock awards and restricted stock units. As of April 1, 2023, options to purchase 95,468 shares of common stock have been granted (and are outstanding) to officers, directors, and others, and 200,000 shares of restricted stock have been granted to directors and executive officers. Substantially all shares have been granted under the 2019 Equity Incentive Plan.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, death or termination for cause, then (i) any stock options will be exercisable only as to those awards that were immediately exercisable at the date of termination, and may be exercised only for a period of three months following termination, and (ii) any restricted stock awards and restricted stock units that have not vested as of the date of termination of service will expire and be forfeited.

In the event of termination for cause, all stock options granted that have not been exercised and all restricted stock awards and restricted stock units that have not vested will expire and be forfeited. Unless otherwise provided in an award agreement, upon termination of service due to death or disability, or upon an involuntary termination of employment following a change in control, all stock options will be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and restricted stock awards and restricted stock units will become fully vested at the date of termination of service. Stock options may be exercised for a period of one year following such termination of service. Under the Internal Revenue Code, no stock option shall be eligible for treatment as an incentive stock option in the event such option is exercised more than one year following termination of service due to disability, and in order to obtain incentive stock option treatment by heirs or devisees of the stock option holder, the stock option holder’s death must have occurred while employed or within three months of termination of service.

2021 Equity Incentive Plan. On May 27, 2021, the stockholders of the Company approved its 2021 Equity Incentive Plan. The 2021 Equity Incentive Plan authorizes the issuance of up to 400,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, to officers, employees, directors and service providers of the Company and Esquire Bank. No more than 300,000 shares may be granted as restricted stock awards and restricted stock units. As of April 1, 2023, options to purchase 62,750 shares of common stock have been granted (and are outstanding) to officers, directors, and others, 172,720 shares of restricted stock have been granted to directors and executive officers and 164,530 shares remain available for grant under the 2021 Equity Incentive Plan of which 127,280 can be granted as restricted shares.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, death or termination for cause, then (i) any stock options will be exercisable only as to those awards that were immediately exercisable at the date of termination, and may be exercised only for a period of three months following termination, and (ii) any restricted stock awards and restricted stock units that have not vested as of the date of termination of service will expire and be forfeited.

In the event of termination for cause, all stock options granted that have not been exercised and all restricted stock awards and restricted stock units that have not vested will expire and be forfeited. Unless otherwise provided in an award agreement, upon termination of service due to death or disability or upon an involuntary termination of employment following a change in control, all stock options will be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and restricted stock awards and restricted stock units will become fully vested at the date of termination of service. Stock options may be exercised for a period of one year following such termination of service. Under the Internal Revenue Code, no stock option shall be eligible for treatment as an incentive stock option in the event such option is exercised more than one year following termination of service due to disability, and in order to obtain incentive stock option treatment by heirs or devisees of the stock option holder, the stock option holder’s death must have occurred while employed or within three months of termination of service.

These equity plans are overseen and administered by the Compensation Committee, which has authority to make grants under the plan and to determine the types of awards and the number of shares of stock subject to any award, in its discretion. The Compensation Committee has full and exclusive power within the limitations set forth in the plans to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; and interpreting and otherwise construing the plans.

Outstanding Equity Awards at Fiscal Year End

The following table shows stock awards outstanding for each of our named executive officers as of December 31, 2022.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
Andrew C. Sagliocca	8/1/2014	10,000	-	12.50	8/1/2024	1/23/2018	10,000	432,600
	9/1/2015	26,677	-	12.50	9/1/2025	12/10/2018	20,000	865,200
	9/1/2016	58,250	-	12.50	9/1/2026	12/19/2019	32,500	1,405,950
						12/16/2020	34,000	1,470,840
						12/9/2021	30,450	1,317,267
						12/19/2022	25,000	1,081,500
Eric S. Bader	8/1/2014	6,550	-	12.50	8/1/2024	1/23/2018	5,000	216,300
	9/1/2015	17,785	-	12.50	9/1/2025	12/10/2018	10,000	432,600
	9/1/2016	29,125	-	12.50	9/1/2026	12/19/2019	16,250	702,975
						12/16/2020	17,000	735,420
						12/9/2021	15,225	658,634
						12/19/2022	12,500	540,750
Ari P. Kornhaber	8/1/2014	10,000	-	12.50	8/1/2024	1/23/2018	5,000	216,300
	9/1/2015	8,892	-	12.50	9/1/2025	12/10/2018	10,000	432,600
	5/2/2016	7,500	-	12.50	5/2/2026	12/19/2019	16,250	702,975
	9/1/2016	29,125	-	12.50	9/1/2026	12/16/2020	17,000	735,420
						12/9/2021	15,225	658,634
						12/19/2022	12,500	540,750

(1)	All stock option awards are fully vested.
(2)	Vest over six years, one third in each year commencing in 2022 through 2026 on the anniversary date of grant.
(3)	Amounts shown are based on the fair market value of Esquire Financial common stock on December 31, 2022 of $43.26.

Pay Versus Performance

Pay Versus Performance Table. The table below provides for the years ended December 31, 2022 and 2021, the compensation for our NEOs for the past two years as set forth in the Summary Compensation Table, the Compensation Actually Paid to our CEO and, on an average basis, our Non-CEO NEOs, our Total Shareholder Return, and our Net Income.

Value of
Initial Fixed
			Average		$100
			Summary	Average	Investment
	Summary		Compensation	Compensation	Based On
	Compensation	Compensation	Table Total	Actually Paid	Total
	Table Total	Actually Paid	for Non-CEO	to Non-CEO	Shareholder	Net
Year	for CEO(1)	to CEO(2)	NEOs(3)	NEOs(4)	Return	Income
2022	$ 2,533,985	$ 4,168,117	$ 1,505,643	$ 2,322,709	$ 227	$ 28,518,378
2021	$ 2,244,563	$ 3,645,142	$ 1,332,946	$ 2,033,235	$ 164	$ 17,925,228

(1)	Our CEO for each year presented is Andrew C. Sagliocca.
(2)	These amounts represent the exclusions and inclusions of certain amounts for the CEO as set forth in the table below.
(3)	The individuals comprising the Non-CEO NEOs for each year presented are Eric S. Bader and Ari P. Kornhaber.
(4)	These amounts represent the exclusions and inclusions of certain amounts for the Non-CEO NEOs as set forth in the table below.

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the CEO and the Non-CEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

	Summary			Compensation
	Compensation Table	Exclusion of Stock	Inclusion of Equity	Actually Paid to
Year	Total for CEO ($)	Awards for CEO ($)	Awards for CEO ($)	CEO ($)
2022	$ 2,533,985	$ 1,057,500	$ 2,691,632	$ 4,168,117
2021	$ 2,244,563	$ 945,168	$ 2,345,747	$ 3,645,142

	Average Summary			Average
	Compensation Table	Average Exclusion of	Average Inclusion of	Compensation
	Total for Non-CEO	Stock Awards for	Equity Awards for	Actually Paid to
Year	NEOs ($)	Non-CEO NEOs ($)	Non-CEO NEOs ($)	Non-CEO NEOs ($)
2022	$ 1,505,643	$ 528,750	$ 1,345,816	$ 2,322,709
2021	$ 1,332,946	$ 472,584	$ 1,172,873	$ 2,033,235

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

	Year-End Fair		Change in Fair
	Value of Equity	Change in Fair	Value from Last	Value of Dividends
	Awards Granted	Value from Last	Day of Prior Year	or Other Earnings
	During Year That	Day of Prior Year	to Vesting Date of	Paid on Stock or
	Remained	to Last Day of	Unvested Equity	Option Awards
	Unvested as of	Year of Unvested	Awards that	Not Otherwise	Total - Inclusion of
	Last Day of Year	Equity Awards for	Vested During	Included for	Equity Values for
Year	for CEO ($)	CEO ($)	Year for CEO ($)	CEO ($)	CEO ($)
2022	$ 1,081,500	$ 1,492,932	$ 117,200	$ -	$ 2,691,632
2021	$ 959,175	$ 1,386,572	$ -	$ -	$ 2,345,747

	Average Year-End Fair		Average Change in Fair	Average Value of
	Value of Equity	Average Change in Fair	Value from Last	Dividends
	Awards Granted	Value from Last	Day of Prior Year	or Other Earnings
	During Year That	Day of Prior Year	to Vesting Date of	Paid on Stock or
	Remained	to Last Day of	Unvested Equity	Option Awards	Total - Average
	Unvested as of	Year of Unvested	Awards that	Not Otherwise	Inclusion of
	Last Day of Year	Equity Awards	Vested During	Included	Equity Values for
	for Non-CEO	for Non-CEO	Year for Non-CEO	for Non-CEO	for Non-CEO
Year	NEOs ($)	NEOs ($)	NEOs ($)	NEOs ($)	NEOs ($)
2022	$ 540,750	$ 746,466	$ 58,600	$ -	$ 1,345,816
2021	$ 479,588	$ 693,285	$ -	$ -	$ 1,172,873

Relationship Between Compensation Actually Paid and Performance Measures

We believe the tables above demonstrate the alignment between the compensation actually paid to our NEOs and the Company’s performance measures.

The following charts provide the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our other NEOs, the Company’s total TSR, and the Company’s net income over the two most recently completed fiscal years.

Compensation Actually Paid
vs. Net Income
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$40,000
$20,000
$0
Net Income (in thousands)
$3,645
$2,033
$4,168
$2,323
2021
2022
Compensation Actually Paid to CEO (in thousands)
Average Compensation Actually Paid to Non-CEO NEOs (in thousands)

Compensation Actually Paid vs. TSR
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$250
$125
$0
TSR Indexed ($100)
$3,645
$2,033
$4,168
$2,323
2021
2022
Compensation Actually Paid to CEO (in thousands)
Average Compensation Actually Paid to Non-CEO NEOs (in thousands)

Director Compensation

The following table sets forth for the year ended December 31, 2022 certain information as to total compensation paid to non-employee directors. Mr. Sagliocca did not receive any additional compensation for service on our board of directors or Esquire Bank’s board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (3)	Option Awards ($)(2)	Total ($)
Anthony Coelho	150,000	211,500	-	361,500
Todd Deutsch	52,000	74,025	-	126,025
Marc Grossman	35,000	-	20,445	55,445
Russ M. Herman	35,000	-	20,445	55,445
Janet Hill (4)	23,750	-	-	23,750
Joseph Melohn	8,250	42,300	-	50,550
Robert J. Mitzman	56,000	74,025	-	130,025
Richard T. Powers	66,000	74,025	-	140,025
Kevin C. Waterhouse	68,500	74,025	-	142,525
Selig Zises	57,000	74,025	-	131,025

(1)	These amounts represent restricted stock awards granted to certain directors in December 2022. The stock awards were granted on December 19, 2022 at a per share fair value of $42.30 as determined under ASC Topic 718.
(2)	At December 31, 2022, Directors Coelho, Deutsch, Grossman, Herman, Mitzman, Powers, Waterhouse and Zises held 42,231, 23,750, 14,250, 10,750, 42,231, 4,278, 9,750, 3,000 outstanding stock options, respectively.
(3)	At December 31, 2022, Directors Coelho, Deutsch, Grossman, Herman, Melohn, Mitzman, Powers, Waterhouse and Zises held 22,501, 7,351, 2,334, 2,667, 1,000, 9,751, 6,750, 2,750, and 6,750 unvested restricted stock awards, respectively.
(4)	Ms. Hill retired from the Board in July 2022.

Director Fees

Board members of the Company receive fees for board and committee meetings. Board members receive $1,000 for each Board and committee meeting attended. In December of 2022, the Compensation Committee recommended and the Board of Directors approved an annual retainer for Mr. Coelho, Chairman of the Board, of $150,000 with no additional payments to Mr. Coelho for Board or committee meetings. Annual retainer fees of $25,000 for all board members and an additional $10,000 for all Committee chairs were also approved. The annual retainer fees for the board members, aside from the Chairman, are in addition to fees for Board and committee meetings attended.

Transactions With Certain Related Persons

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or Esquire Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Esquire Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Esquire Bank to its executive officers, directors and principal stockholders).

Under applicable Securities and Exchange Commission and NASDAQ listing rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, greater than five percent stockholders and the immediate family members of these persons. Related party transactions will be referred for approval or ratification to our Corporate Governance and Nominating Committee. In determining whether to approve a related party transaction, this Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Banking Relationships

We have engaged, and expect to engage in the future, in banking transactions in the ordinary course of business with directors, officers, principal stockholders and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to us and that do not involve more than the normal risk of collectability or present other unfavorable features.

At December 31, 2022, the aggregate amount of extensions of credit to our directors, executive officers, principal stockholders and their associates was $4.2 million, or approximately 2.6% of our total equity. At December 31, 2022, unfunded commitments totaled $0. As of April 29, 2021, as a matter of policy, Esquire Bank ceased making new loans and extensions of credit available to its insiders of Esquire Bank and their related interests.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the years ended December 31, 2022 and 2021 was Crowe LLP. The Audit Committee of Esquire Financial has approved the engagement of Crowe LLP to be our independent registered public accounting firm for the year ending December 31, 2022, subject to the ratification of the engagement by our stockholders. A representative of Crowe LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Esquire Financial and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2022 and 2021.

	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees	$390,000	$324,500
Audit-Related Fees	$-	$15,000
Tax Fees	$-	$-
All Other Fees	$-	$-

Audit Fees. The aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and services that are normally provided in connection with our engagement were $390,000 and $324,500 during the years ended December 31, 2022 and 2021, respectively.

Audit Related Fees. There were no audit related fees billed to us during the year ended December 31, 2022. During the year ended December 31, 2021, audit-related fees of $15,000 were billed for services related to the Company’s securities registrations.

Tax Fees. There were no fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance during the years ended December 31, 2022 and 2021, respectively.

All Other Fees. There were no other fees billed during the years ended December 31, 2022 and 2021, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All fees described above were approved as part of our engagement of Crowe LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

PROPOSAL III—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer and our two other most highly compensated executive officers of the Company (“Named Executive Officers”) is described in Executive Officer Compensation and Compensation Policies and Procedures above. Stockholders are urged to read this narrative which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the stockholders of Esquire Financial Holdings, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in Executive Officer Compensation and Compensation Policies and Procedures in the Proxy Statement, including the compensation tables and other narrative executive compensation disclosures set forth in those sections.

This advisory vote, commonly referred to as a “Say-on-Pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SAY-ON-PAY EXECUTIVE COMPENSATION RESOLUTION.

PROPOSAL IV—ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

Pursuant to Section 14A of the Exchange Act, at the 2023 Annual Meeting, we are asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted “FOR” the One Year frequency option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ONE YEAR OPTION.

STOCKHOLDER PROPOSALS

Pursuant to Securities and Exchange Commission Rule 14a-8, in order to be eligible for inclusion in the proxy materials provided to stockholders in connection with an annual meeting, a stockholder proposal to take action at such meeting must be received at least one hundred and twenty (120) days prior to the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting. Accordingly, in order to be eligible for inclusion in the proxy materials for our 2024 Annual Meeting of Stockholders, a stockholder proposal must be received at the Company’s executive offices, 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753, no later than December 16, 2023. If the date of the Annual Meeting is changed by more than 30 days from the anniversary of the previous year’s meeting, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2024 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 27, 2024.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before the 2024 Annual Meeting, a stockholder must give written notice to the Corporate Secretary at least 90 days prior to the date of the proxy statement relating to the preceding year’s Annual Meeting, or within 10 days of the first public announcement of the annual meeting if the annual meeting is advanced or delayed by more than 30 days from the date of the preceding year’s annual meeting. The Company’s bylaws require that the notice must include, among other things, the stockholder’s name, record address, and number of stocks owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In accordance with the foregoing, in order for a proposal or a nomination to be brought before the annual meeting of stockholders to be held following the year ending December 31, 2023, notice must be provided to the Corporate Secretary by January 15, 2024. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters that come before the meeting but did not comply with the advance notice bylaw provisions. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement under Securities and Exchange Commission Rule 14a-8 any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received, as described in the preceding paragraph.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. Esquire Financial has retained Laurel Hill Advisory Group, LLC to assist it in soliciting proxies, and has agreed to pay Laurel Hill Advisory Group, LLC a fee of $6,500 plus reasonable expenses for these services. Our 2022 Annual Report on Form 10-K has been made available to all stockholders of record as of March 31, 2023. Any stockholder may obtain a copy of the 2022 Annual Report on Form 10-K through our website, by calling us or writing us at the address below.

Investor Relations
Esquire Financial Holdings, Inc.
100 Jericho Quadrangle, Suite 100
Jericho, New York 11753
Phone: (516) 535-2002
www.esquirebank.com

BY ORDER OF THE BOARD OF DIRECTORS
Eric S. Bader Corporate Secretary

Jericho, New York

April 14, 2023

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ESQUIRE FINANCIAL HOLDINGS, INC. Proxy for Annual Meeting of Stockholders on May 25, 2023 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Andrew C. Sagliocca and Eric S. Bader, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Esquire Financial Holdings, Inc., to be held May 25, 2023 at 10:00 AM, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the qR code with your smartphone. Have your proxy card available when you access the web page. vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 3, AND "FOR" EVERY 1 YEAR ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20330304000000001000 4 052523 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement, 2022 Annual Report to Stockholders and proxy card are available at http://www.astproxyportal.com/ast/21569 ANNUAL MEETING OF STOCKHOLDERS OF ESQUIRE FINANCIAL HOLDINGS, INC. May 25, 2023 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O Joseph Melohn O Robert J. Mitzman O Kevin C. Waterhouse MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. 2. RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. 3. AN ADvISORY vOTE ON EXECUTIvE COMPENSATION (“SAY-ON-PAY”). 4. AN ADvISORY vOTE ON THE FREqUENCY OF FUTURE “SAY-ON-PAY” vOTES. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and FOR EVERY 1 YEAR on Proposal 4. FOR AGAINST ABSTAIN 1 YEAR 2 YEARS 3 YEARS ABSTAIN FOR AGAINST ABSTAIN

ANNUAL MEETING OF STOCKHOLDERS OF ESQUIRE FINANCIAL HOLDINGS, INC. May 25, 2023 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement, 2022 Annual Report to Stockholders and proxy card are available at http://www.astproxyportal.com/ast/21569 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 3, AND "FOR" EVERY 1 YEAR ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20330304000000001000 4 052523 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. Election of Directors: O Joseph Melohn O Robert J. Mitzman O Kevin C. Waterhouse 2. RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. 3. AN ADvISORY vOTE ON EXECUTIvE COMPENSATION (“SAY-ON-PAY”). 4. AN ADvISORY vOTE ON THE FREqUENCY OF FUTURE “SAY-ON-PAY” vOTES. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and FOR EVERY 1 YEAR on Proposal 4. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. 1 YEAR 2 YEARS 3 YEARS ABSTAIN FOR AGAINST ABSTAIN